NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
Ed.Heffernan@AllianceData.com

Shelley Whiddon – Media
972.348.4310
Shelley.Whiddon@AllianceData.com

ALLIANCE DATA SIGNS MULTI-YEAR AGREEMENT
WITH SPECIALTY RETAILER THE DUNLAP COMPANY

DALLAS, Texas, Nov. 14, 2006 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced it has signed a six-year agreement with The Dunlap Company (Dunlaps) to provide private label credit card programs for its department store brands. Dunlaps, a Texas-based company, owns and operates 38 department stores in small to medium-sized towns throughout the Southern and Southwestern United States. Alliance Data will provide private label card services for the Dunlap family of stores including Dunlaps, MM Cohn, Rogers, Clark’s, Gabriel’s, Kerr’s, Klines, Schreiners, Stripling & Cox and The White House. Dunlaps stores sell name-brand fashion apparel and accessories for women, men and children, as well as home accessories and décor.

Under terms of the agreement, Alliance Data will provide a full suite of services including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; marketing services; and customer service functions. The card will be available at all Dunlaps store locations and can be used interchangeably within the family of stores.

Edward Martin, president and chief executive officer of The Dunlap Company, said, “We believe this relationship with Alliance Data will help us provide our customers with greater convenience and value. Alliance Data’s credit and marketing services also will help us identify and more effectively market to new consumer segments. We look forward to utilizing the flexible promotional strategies and cardholder rewards available through Alliance Data to increase sales and grow our business.”

Ivan Szeftel, president of Retail Services for Alliance Data, said, “We are excited to be working with The Dunlap Company and look forward to building a strong relationship with them. As our credit programs are driven by marketing analytics and consumer insights, we are uniquely able to help Dunlaps identify, attract and retain their best customers. This consumer-driven approach will deliver even greater value to Dunlap customers, increasing loyalty and purchasing with the brand.”

About The Dunlap Company

Dunlaps is a privately-held, regional department store chain, currently operating 38 stores in eight Southern and Southwestern states, including Texas (21), Arkansas (4), Colorado (3), New Mexico (3), Arizona (2), Kansas (2), Oklahoma (2) and Alabama (1). Dunlaps offers better to moderate, brand-name apparel, cosmetics, shoes, accessories and home merchandise. Dunlaps provides corporate and merchandise information on its website located at www.dunlaps.com.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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